Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated August 13, 2025 relating to the Class A Common Stock, $0.0001 par value per share, of ThredUp Inc. shall be filed on behalf of the undersigned.

NEEDHAM INVESTMENT MANAGEMENT L.L.C. By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM ASSET MANAGEMENT, LLC By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Authorized Person

NEEDHAM AGGRESSIVE GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

GEORGE A. NEEDHAM By: /s/ George A. Needham